Exhibit 99.2

REGISTRATION RIGHTS AGREEMENT JOINDER

Virgin Investments Limited, a company limited by shares under the laws of the British Virgin Islands (“VIL”), and Aabar Space, Inc., a company incorporated under the law of the British Virgin Islands (“Aabar”), are executing and delivering this joinder (this “Joinder”) pursuant to the Amended and Restated Registration Rights Agreement, dated as of October 25, 2019 (as the same may hereafter be amended, the “Registration Rights Agreement”), among Virgin Galactic Holdings, Inc., a Delaware corporation (the “Company”), and the other Persons named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

On or about the date hereof, Vieco 10 Limited, a company limited by shares under the laws of the British Virgin Islands (“V10”) distributed (i) 62,403,260 shares of Common Stock to VIL and (ii) 14,887,178 shares of Common Stock to Aabar (the “Distribution”).

By executing and delivering this Joinder to the Company in connection with the Distribution, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the parties hereby agree as follows:

1.Subject to the terms and conditions of this Joinder, VIL shall become a party to, be bound by, and comply with the Registration Rights Agreement as the VG Stockholder and as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and VIL’s shares of Common Stock shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein. Any reference to the VG Stockholder in the Registration Rights Agreement after the date hereof shall be to VIL as memorialized by this Joinder.

2.Subject to the terms and conditions of this Joinder, Aabar shall become a party to the Registration Rights Agreement as a Holder of Registrable Securities and Aabar’s shares of Common Stock shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein.

3.Notwithstanding anything to the contrary in the Registration Rights Agreement, for purposes of Section 2.1.4 of the Registration Rights Agreement, at any time following the expiration of the Lock-Up Period, so long as Aabar beneficially owns any Registrable Securities, Aabar shall be entitled to demand not more than one (1) Underwritten Shelf Takedown, which demand shall only be exercisable to the extent an Underwritten Shelf Takedown allocated to the VG Stockholder pursuant to Section 2.1.4 of the Registration Rights Agreement is available.

4.Notwithstanding anything to the contrary in the Registration Rights Agreement, for purposes of Section 5.3 of the Registration Rights Agreement, (i) VIL shall be permitted to Transfer Lock-up Shares during the Lock-up Period in an aggregate amount representing 16,063,400 of the shares of Common Stock and (ii) Aabar shall be permitted to Transfer Lock-up Shares during the Lock-up Period in an aggregate amount representing 3,831,819 of the shares of Common Stock, in each case, received by the VG Stockholder pursuant to the Merger Agreement after giving effect to the Related Transactions.

5.Each of VIL and Aabar agrees to provide at least two (2) business days prior written notice to the other prior to making any Transfer of any shares of Common Stock Beneficially Owned by them, which notice shall include the number of shares of Common Stock proposed to be Transferred, the proposed date of Transfer, the proposed recipient of such Transfer, the amount of proceeds to be received in respect of such shares of Common Stock and any other material terms of such Transfer.

Accordingly, each of the undersigned has executed and delivered this Joinder as of the 30th day of July 2020.

Virgin Investments Limited

Date: July 30, 2020	By:	/s/ Clifton Struiken
	Name:	Clifton Struiken
	Its:	Alternate Director

Address:

c/o Craigmuir Chambers,
PO Box 71,
Road Town,
Tortola, British Virgin Islands,
Email: vgl@harneys.com

Aabar Space, Inc.

	By:	/s/ Gaston Urda
	Name:	Gaston Urda
	Its:	Authorized Signatory

Address:

c/o Aabar Investments PJS
Aabar Investments PJS
PO Box 45005
Abu Dhabi
United Arab Emirates
Attention: Chairman – Aabar Investment PJS
With a copy to: legalunit@mubadala.ae

Agreed and Accepted as of
Date: July 30, 2020

Virgin Galactic Holdings, Inc.

By:	/s/ Michelle Kley
Name:	Michelle Kley
Title:	Executive Vice President and General Counsel